UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2012 (July 26, 2012)

HUGHES Telematics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 1800

Atlanta, Georgia 30319

(404) 573-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 26, 2012, HUGHES Telematics, Inc. (the “Company”) completed its merger (the “Merger”) with Verizon Telematics Inc. (“Sub”), a wholly owned subsidiary of Verizon Communications Inc. (“Verizon”), pursuant to the Agreement and Plan of Merger, dated as of June 1, 2012, (the “Merger Agreement”), by and among the Company, Verizon and Sub. Pursuant to the Merger Agreement, Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Verizon.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Merger, on July 26, 2012, the Company repaid all amounts (including principal and interest) accrued and outstanding under the Amended and Restated Credit Agreement, dated as of April 9, 2008 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among the Company, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley & Co. LLC, as collateral agent. No penalties were required to be paid in connection with such repayment.

In connection with the Merger, on July 26, 2012, the Company repaid all amounts (including principal and interest) accrued and outstanding under the Senior Subordinated Unsecured Promissory Note, dated as of March 31, 2008 (as amended, restated, modified and/or supplemented through the date hereof), executed by the Company payable to Communications Investors LLC. No penalties were required to be paid in connection with such repayment.

In connection with the Merger, on July 26, 2012, the Company repaid all amounts (including principal and interest) accrued and outstanding under the Senior Subordinated Unsecured Promissory Note, dated as of December 12, 2008 (as amended, restated, modified and/or supplemented through the date hereof), executed by the Company payable to PLASE HT, LLC. No penalties were required to be paid in connection with such repayment.

The information set forth under “Introductory Note” of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under “Introductory Note” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On July 26, 2012, the Merger was consummated and, in accordance with the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each outstanding share of common stock of the Company (“Common Stock”) was converted into the right to receive $12.00 (the “Merger Consideration”) in cash, without interest, other than (1) Earnout Shares (as defined in the Merger Agreement) (which, pursuant to the terms of an escrow agreement previously entered into by the Company and certain stockholders, were automatically canceled with no consideration paid therefor), (2) any shares of Common Stock owned by Verizon or the Company or any of their subsidiaries (which were automatically canceled with no consideration paid therefor) and (3) those shares of Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn. Additionally, at the Effective Time, outstanding warrants and vested options (other than Earnout Options (as defined in the Merger Agreement), which were canceled with no consideration paid therefor) were canceled and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the exercise price per share of each such warrant or option, as applicable, multiplied by the number of shares that could have been purchased (the “Non-Earnout Option Consideration”), payable within 10 days of the Effective Time. Each Non-Earnout Option (as defined in the Merger Agreement) that was unvested at the Effective Time was converted into a right to receive the Non-Earnout Option Consideration payable on the earliest of (1) December 31, 2012, (2) the last payroll date of Verizon in 2012 and (3) the payroll date of Verizon following the date the Non-Earnout Option would have become vested, in an amount equal to the product of the excess of the Merger Consideration over the exercise price per share multiplied by the number of shares that may be purchased.

The Merger Agreement provides that the Merger Consideration will be payable to holders of Book-Entry Shares (as defined in the Merger Agreement) without the delivery by such holders of an executed letter of transmittal to the Payment Agent (as defined in the Merger Agreement). At the request of Parent and Sub, the Company has waived the foregoing provision of the Merger Agreement. Parent and Sub will now require that each holder of Book-Entry Shares delivers an executed letter of transmittal to the Payment Agent in order to receive the Merger Consideration, and Parent will cause the Payment Agent to pay the Merger Consideration to each such holder as promptly as practicable after delivery of such letter of transmittal.

The description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2012, and is incorporated herein by reference.

The Merger Agreement has been referenced in, and incorporated into, this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Verizon or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Verizon or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

Quotations of Common Stock were suspended prior to the open of trading on July 26, 2012. On July 13, 2012, the Company notified the Financial Industry Regulatory Authority (“FINRA”) of the planned Merger. Upon notice to FINRA of the consummation of the Merger prior to the open of trading on July 26, 2012, the Common Stock was removed from the Over-the-Counter Bulletin Board (“OTCBB”), where such stock was quoted under the symbol “HUTC.” The Company intends to file with the SEC a certification and notice of termination with respect to its Common Stock on Form 15, requesting that its Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to its Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended. Accordingly, the last day that the Common Stock was quoted on the OTCBB was July 25, 2012.

The information set forth under “Introductory Note” and Item 2.01 “Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Introductory Note,” Item 2.01 “Completion of Acquisition or Disposition of Assets” and Item 3.01 “Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under “Introductory Note” and Item 2.01 “Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on July 26, 2012, at the Effective Time, all of the directors of the Company immediately prior to the Merger were replaced by the following individuals: John W. Diercksen and John G. Stratton. The officers of the Company immediately prior to the Effective Time continued as officers of the Company through and following the Effective Time.

The information set forth under “Introductory Note” and Item 2.01 “Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Pursuant to the Merger Agreement, on July 26, 2012, at the Effective Time, the (a) certificate of incorporation of the Company was amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement and (b) bylaws of the Company were amended and restated to conform to the bylaws of Sub in place immediately prior to the Effective Time, except that the name of the corporation set forth in the bylaws is HUGHES Telematics, Inc. Copies of the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively.

The information set forth under “Introductory Note” and Item 2.01 “Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 1, 2012, by and among Verizon Communications Inc., Verizon Telematics Inc. and HUGHES Telematics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2012)

3.1	Amended and Restated Certificate of Incorporation of HUGHES Telematics, Inc.

3.2	Amended and Restated By-Laws of HUGHES Telematics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2012	HUGHES TELEMATICS, INC.

	By:	/s/ Robert C. Lewis
		Name:	Robert C. Lewis
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 1, 2012, by and among Verizon Communications Inc., Verizon Telematics Inc. and HUGHES Telematics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2012)

3.1	Amended and Restated Certificate of Incorporation of HUGHES Telematics, Inc.

3.2	Amended and Restated By-Laws of HUGHES Telematics, Inc.